Exhibit 99.1

Contact:

Brian Beades

212-810-5596

invrel@blackrock.com

BlackRock Announces Pricing of $250 Million Convertible Debt Offering

New York, February 17, 2005 – BlackRock, Inc. (NYSE:BLK) today announced the pricing of its private offering of $250 million aggregate principal amount of convertible debentures, which will be due in 2035. The debentures will bear interest at a rate of 2.625% per annum.

Prior to February 15, 2009, the debentures will be convertible, only under certain conditions, at the option of the holder into cash and, in certain circumstances, shares of BlackRock’s class A common stock at an initial conversion rate of 9.7282 shares of class A common stock per $1,000 principal amount of debentures, which represents a premium of 32.5% to the last reported sale price of BlackRock’s class A common stock on February 16, 2005 of $77.58. On and after February 15, 2009, the debentures will be convertible at any time prior to maturity at the option of the holder into cash and, in certain circumstances, shares of class A common stock at the above initial conversion rate, subject to adjustments.

Beginning February 20, 2010, BlackRock may redeem any of the debentures at a redemption price of 100% of their principal amount, plus accrued and unpaid interest, including contingent interest and accrued and unpaid liquidated damages, if any. Holders may require BlackRock to repurchase the debentures at a repurchase price equal to 100% of their principal amount plus accrued and unpaid interest, including contingent interest and accrued and unpaid liquidated damages, if any, on February 15, 2010, 2015, 2020, 2025 and 2030, or at any time prior to their maturity upon the occurrence of certain events.

BlackRock plans to use the net proceeds of the offering to repay its $150 million bridge promissory note, the proceeds of which were used to fund a portion of the purchase price for its acquisition of SSRM Holdings, Inc. on January 31, 2005, and for general corporate purposes. BlackRock expects this offering to close on February 23, 2005.

The debentures will be offered only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933. The debentures and the class A common stock issuable in certain circumstances upon conversion of the debentures will not be registered under the Securities Act of 1933 or the securities laws of any other jurisdiction and, unless they are registered, may be offered and sold only in transactions that are exempt from registration under the Securities Act of 1933 or the securities laws of any other jurisdiction.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the debentures.

Forward-Looking Statements

This press release, and other statements that BlackRock may make, may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act, with respect to BlackRock’s future financial or business performance, strategies or expectations. Forward-looking statements are typically identified by words or phrases such as “trend,” “potential,” “opportunity,” “pipeline,” “believe,” “comfortable,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “assume,” “outlook,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “may” or similar expressions.

BlackRock cautions that forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and BlackRock assumes no duty to and does not undertake to update forward-looking statements. Actual results could differ materially from those anticipated in forward-looking statements and future results could differ materially from historical performance.

In addition to factors previously disclosed in BlackRock’s Securities and Exchange Commission (SEC) reports and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (1) the introduction, withdrawal, success and timing of business initiatives and strategies; (2) changes in political, economic or industry conditions, the interest rate environment or financial and capital markets, which could result in changes in demand for products or services or in the value of assets under management; (3) the relative and absolute investment performance of BlackRock’s advised or sponsored investment products and separately managed accounts; (4) the impact of increased competition; (5) the impact of capital improvement projects; (6) the impact of future acquisitions or divestitures; (7) the unfavorable resolution of legal proceedings; (8) the extent and timing of any share repurchases; (9) the impact, extent and timing of technological changes and the adequacy of intellectual property protection; (10) the impact of legislative and regulatory actions and reforms and regulatory, supervisory or enforcement actions of government agencies relating to BlackRock or The PNC Financial Services Group, Inc.; (11) terrorist activities and international hostilities, which may adversely affect the general economy, financial and capital markets, specific industries, and BlackRock; (12) the ability to attract and retain highly talented professionals; (13) fluctuations in foreign currency exchange rates, which may adversely affect the value of advisory fees earned by BlackRock; (14) the impact of changes to tax legislation and, generally, the tax position of the Company; (15) changes in circumstances affecting the expense recognition of BlackRock’s 2002 Long-Term Retention and Incentive Plan; and (16) the integration of the business of SSRM Holdings, Inc. into the business of BlackRock.

BlackRock’s Annual Report on Form 10-K for the year ended December 31, 2003 and BlackRock’s subsequent reports filed with the SEC, accessible on the SEC’s website at http://www.sec.gov and on BlackRock’s website at http://www.blackrock.com, discuss these factors in more detail and identify additional factors that can affect forward-looking statements.

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